Exhibit 99.1
United States 12 Month Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended April 30, 2010

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(1,328,260)
Unrealized Gain (Loss) on Market Value of Futures	1,170,020
Interest Income	891
ETF Transaction Fees	2,000
Total Income (Loss)	$(155,349)

Expenses
Investment Advisory Fee	$18,474
Non-interested Directors' Fees and Expenses	4,480
Brokerage Commissions	2,554
NYMEX License Fee	737
Prepaid Insurance Expense	106
Other Expenses	30,000
Total Expenses	56,351
Expense Waiver	(25,392)
Net Expenses	$30,959
Net Gain (Loss)	$(186,308)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 4/1/10	$32,431,640
Additions (200,000 Units)	8,412,126
Withdrawals (100,000 Units)	(4,142,799)
Net Gain (Loss)	(186,308)

Net Asset Value End of Period	$36,514,659
Net Asset Value Per Unit (900,000 Units)	$40.57

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2010 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502